                                                                    EXHIBIT 3.26

                            CERTIFICATE OF FORMATION

                                       OF

                             TRW AUTOMOTIVE U.S. LLC

     1.    The name of the limited liability company is TRW Automotive U.S. LLC.

     2.    The address of its registered office in the State of Delaware is 1209
Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of TRW Automotive U.S. LLC on this seventeenth of October, 2002.

                                                    TRW AUTOMOTIVE U.S. LLC

                                                    By: /s/ Mary E. Keogh
                                                        ------------------------
                                                    Name:    Mary E. Keogh
                                                    Title:   Authorized Person